Exhibit 99.2

KARTOON STUDIOS LAUNCHES

“STAN LEE PRESENTS” ON YOUTUBE

Newly Branded Global Channel with 300,000+

Subscribers Pays Tribute to Stan Lee, Offering

Exclusive Content from and Inspired by the “Godfather of Comics”

“Stan Lee Presents” Channel Curated by Stan’s

Longtime Collaborators, Including Originator and

Executive Producer of the Batman Movie Franchise,

Michael Uslan

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Beverly Hills, California – April 10, 2024: Paying tribute to the legacy of the “godfather of comics” and the chief architect of the Marvel Universe, Kartoon Studios (NYSE AMERICAN:TOON), the controlling partner of “Stan Lee Universe, LLC,” announced today the launch of the “Stan Lee Presents” channel on YouTube, with over 300,000 subscribers. The newly branded channel, formerly “Cinematica,” will be managed by Kartoon Studios’ subsidiary Frederator Networks, one of the largest animation networks on YouTube, with millions of subscribers and billions of views annually.

“Stan Lee Presents” focuses on all things Stan Lee, including content from Stan’s personal archives, digital Stan Lee comic books, interviews, behind-the-scenes footage, rarely seen historical materials, as well as sneak peaks of upcoming Stan Lee Universe projects, clips, trailers, interviews, and more, available exclusively on the channel. In addition to content of and around Stan Lee, “Stan Lee Presents,” will also include programming curated from a broader cultural footprint of the world and fan base of Stan Lee. Kartoon Studios’ Frederator Networks plans to launch two new videos and select shorts each week with schedules expanding throughout 2024.

“Stan Lee Presents” will be curated by longtime Stan Lee collaborator, Originator and Executive Producer of the Batman movie franchise, and comic book historian Michael Uslan, and former POW! Entertainment editorial chief Kim Luperi, both of whom worked closely with Stan through his most recent years. “Stan Lee Presents” will also liaise with studios to review the latest movies and series as well as cover relevant pop culture trends on the channel.

“Stan Lee’s immense creativity, his relatable characters, and his groundbreaking storytelling style had a significant global influence on the world of entertainment and pop culture, from Star Wars to The Simpsons. To honor his incredible legacy, we are launching ‘Stan Lee Presents’ to continue to share his vision of storytelling to his millions of fans around the world,” commented Andy Heyward, Chairman & CEO of Kartoon Studios. “’Stan Lee Presents’ will also become a powerful revenue driver for the Company from the awareness and promotion of the various Stan Lee/Stan Lee Universe consumer products coming to the marketplace this year through our newly launched dedicated Stan Lee storefront on Amazon and other retail platforms.”

“We believe the next wave of great Stan Lee content will build upon the success Stan enjoyed with the characters he created, and we are thrilled to launch a channel to showcase content directly to Stan’s broad fanbase, including his 27+ million passionate followers across social media,”commented Todd Steinman, President of Toon Media Networks, which includes Frederator Networks. “We will leverage Stan Lee’s significant social media footprint and market across channels, expanding our audience while driving the fanbase to the new ‘Stan Lee Presents’ YouTube Channel.”

Known by his signature phrase “Excelsior!”, Stan Lee is one of the most prolific and legendary creators of all time. As Marvel's editor-in-chief, Stan "The Man" Lee helped build a universe of interlocking continuity, one where fans felt as if they could turn a street corner and run into a superhero from Spider-Man to the Fantastic Four, Thor, Iron Man, the Hulk, the X-Men, and more. Stan went on to become Marvel’s editorial director and publisher in 1972 and was eventually named chairman emeritus. He was the co-creator of characters appearing in 4 of the top 10 box office movies of all time, which featured Spider-Man, Iron Man, the Hulk, Thor, Guardians of the Galaxy, Black Panther, and of course the Avengers, accounting for billions of dollars of revenue for Marvel and the Walt Disney Company.

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Building upon Kartoon Studios’ deal with Marvel, announced in 2022, to license the non-exclusive likeness of Stan to appear in Marvel films, and the separate license to the Walt Disney Company for the non-exclusive license of Stan Lee’s likeness to be used in the Walt Disney theme parks, the Stan Lee brand business is rapidly expanding across multiple divisions of the company. In addition to “Stan Lee Presents” channel on YouTube and the new digital storefront on Amazon, Legible Comics will publish a new series of graphic novels this year with all the characters of Stan Lee Universe, anticipated to debut at San Diego Comic-Con this summer.

About Kartoon Studios

Kartoon Studios (NYSE AMERICAN: TOON) is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal, on Kartoon Channel!; Rainbow Rangers on Kartoon Channel!; the Netflix Original, Llama Llama, starring Jennifer Garner, and more.

In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families.

Toon Media Networks, the company’s wholly owned digital distribution network, consists of Kartoon Channel!, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. television market and international expansion underway with launches in key markets around the world, including Germany, Malaysia, India, Africa and Sub-Sahara Africa, Australia, New Zealand, Philippines, and Maldives. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, Samsung and LG Smart TVs. Frederator Network owns and operates the largest global animation network on YouTube, with channels featuring over 2,000 exclusive creators and influencers, garnering billions of views annually.

For additional information, please visit www.kartoonstudios.com

About Frederator

Frederator, a subsidiary of Kartoon Studios (NYSE AMERICAN: TOON) comprised of Frederator Networks and Frederator Studios, is a pioneer in streaming video and a leading independent producer of animation for streaming services, linear television, and online video platforms.

Frederator Networks operates one of the largest global animation networks on YouTube with over 2,000 channels, garnering billions of views annually. The networks include owned channels such as Cartoon Hangover, Channel Frederator, The Leaderboard, which deliver hit content, including the original seasons of Bee and Puppycat, Bravest Warriors and 107 Facts, to name a few.

Over the past 20 years, Frederator Studios has worked with leading broadcasters and content platforms and produced many series and film shorts, including Butch Hartman’s The Fairly OddParents on Nickelodeon, Pendleton Ward’s Adventure Time on Cartoon Network, Castlevania on Netflix, and Natasha Allegri’s Bee and PuppyCat on Netflix. The studio currently has multiple projects in development, such as Land of Boggs and Chikn’ Nuggit, in partnership with BuzzFeed Animation Lab, and an adult animated series, starring comedy influencer Adam Waheed aka “Adam W.,” in partnership with Wheelhouse DNA.

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For more information, please visit frederator.com

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Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

To Submit Review Screeners for Coverage Consideration on

Stan Lee Presents, Please Email StanLeePresents@frederator.com

MEDIA CONTACT:

pr@kartoonstudios.com

INVESTOR RELATIONS CONTACT:

ir@kartoonstudios.com

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